CYTATION.COM INCORPORATED

and

CYTATION CORPORATION

ARTICLES OF MERGER


     Pursuant to the provisions of the Rhode Island General Laws (R.I.G.L. 7-1.1-27, 7-1.1-30.3, 7-1.1-65, 7-1.1-67, 7-1.1-67, 7-1.1-68 and 7-1.1-74, et
seq., as amended) the undersigned corporations adopt the following Articles of MERGER:

     THIS IS TO CERTIFY:


     FIRST:CYTATION.COM INCORPORATED, a corporation organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Surviving Corporation"), and CYTATION CORPORATION, a corporation organized and existing under the laws of the State of Rhode Island (hereinafter sometimes referred to as the "Disappearing Corporation"), agree that the Disappearing Corporation, shall be merged into the Surviving Corporation. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

     SECOND:The Surviving Corporation shall survive the merger and shall continue under the name of CYTATION.COM INCORPORATED.

     THIRD:The parties to the Articles of Merger are CYTATION.COM
INCORPORATED, a corporation organized on June 10, 1966, under the General Corporation Law of the State of New York, and CYTATION CORPORATION, a corporation organized and existing under the laws of the State of Rhode Island.

     FOURTH:No amendment is made to the Articles of Incorporation of the Surviving Corporation as part of the merger.

     FIFTH:The total number of shares of stock of all classes which the Surviving Corporation has authority to issue is one hundred million (100,000,000) shares of Common Stock (hereinafter referred to as the "Common Stock").

     SIXTH:Attached hereto as Exhibit A is the Plan of Merger of CYTATION.COM INCORPORATED, a New York corporation, and CYTATION CORPORATION, a Rhode Island corporation.

     SEVENTH:The Plan of Merger was duly adopted by the Boards of Directors of the respective corporations on January 25, 1999, and approved by the Shareholders of the Disappearing Corporation on February 11, 1999, in the manner prescribed by Sections 7-1.1-27, 7-1.1-30.3, 7-1.1-65, 7-1.1-67,
7-1.1-67, 7-1.1-68 and 7-1.1-74, et seq., as amended of the General Laws of Rhode Island. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

The number of shares of CYTATION CORPORATION outstanding at the time of such adoption was 1,231,493, and the number of Shares entitled to vote thereon was:

               1,231,493

     EIGHTH:The principal office of the Disappearing Corporation, organized under the laws of the State of Rhode Island, is located in Middletown, Rhode Island.

NINTH:The location of the principal office of the Surviving Corporation in the State of New Jersey, is 3035 Main Street, Voorhees, New Jersey, 08043, and the name and address of a resident agent of said Surviving Corporation in New Jersey, service of process upon whom shall bind such Corporation in any action, suit or proceeding pending at the time of filing these Articles of Merger or thereafter instituted or filed against it, is:

               3035 Main Street
               Voorhees, NJ 08043

     TENTH:The effective date of this merger shall be February 11, 1999.

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this 11th day of February, 1999.

                         CYTATION.COM INCORPORATED,
                         a New York corporation

Attest:

                         /s/ Jerry Cole

_____________________    By:______________________
                ,           JERRY COLE,
Secretary                   President

                         CYTATION CORPORATION,
                         a Rhode Island corporation

Attest:
                         /s/ Richard A. Fisher

_____________________    By:______________________
                ,           RICHARD A. FISHER,
Secretary                   Chairman


STATE OF CALIFORNIA     )
                        ) ss:
COUNTY OF LOS ANGELES   )

     This instrument was acknowledged and executed before me this _____ day of _______________, 1999, by Jerry Cole, Chairman and President of CYTATION.COM INCORPORATED, a New York corporation.

                                   ______________________________
                                   Notary Public
My Commission Expires:
[SEAL]

STATE OF RHODE ISLAND    )
                         )     ss:
COUNTY OF NEWPORT        )


This instrument was acknowledged and executed before me this _____ day of _______________, 1999, by RICHARD A. FISHER, Chairman of CYTATION
CORPORATION, a Rhode Island corporation.


                                   ______________________________
                                   Notary Public

My Commission Expires:
[SEAL]